UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2015

Venaxis, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-1553387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a Board meeting held on May 6, 2015, John H. Landon, a director of Venaxis, Inc. (the “Company”) since December 2008, announced his intention to retire from his Board service effective June 1, 2015.  There was no disagreement between the Company and Mr. Landon related to his decision to retire from his Board service, and at the Board meeting the Board thanked Mr. Landon for his Board service.
Item 8.01  Other Matters.
The Company has scheduled its 2015 Annual Meeting of Shareholders on Tuesday September 1, 2015, in Denver, Colorado at 3:00 p.m. local time.  Because the 2015 Annual Meeting of Shareholders will be held more than 30 days after the anniversary of the 2014 Annual Meeting, the Board has determined that (1) any shareholder proposal will be considered timely if delivered to the company care of its Corporate Secretary and (2) any nomination of a candidate for director made in accordance with the Company’s nomination procedures and delivered to the Chair of the Nominating Committee will be considered timely, if either such shareholder proposal or nomination of a director candidate is delivered to the Company no later than June 15, 2015.
The Company has not changed its  procedures for nomination of a director candidate.  The Company incorporates into this Form 8-K the procedures for nomination of a director candidate from its proxy statement for its 2014 Annual Meeting, filed with the Securities and Exchange Commission on April 30, 2014.
The address for delivery of a shareholder proposal or a nomination of a director candidate is c/o the Corporate Secretary or Chair, Nominating Committee respectively at Venaxis, Inc., 1585 South Perry Street, Castle Rock, Colorado 80104.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc. (Registrant)
May 12, 2015	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer